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                                                                   Exhibit 10.98

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


       This Amendment (the "Amendment"), dated January 1, 2007, amends the Employment Agreement, executed on July 1, 2004 (the "Agreement"), by and between CirTran Corporation, a Nevada corporation, (the "Company"), and Shaher J. Hawatmeh ("Executive"). The following amendment shall be effective as of January 1, 2007 (the "Effective Date").

       For and in consideration of the mutual covenants contained herein and of the mutual benefits to be derived hereunder, the parties agree as follows:

       1. Change in Base Salary. The annual base salary of Executive specified in Section 4(a) of the Agreement is hereby amended to be $210,000. The second sentence of Section 4(a) is deleted and replaced with the following:

       "The base salary shall be reviewed by the Board annually and shall be increased by at least 5% each year, as determined by the Board."

       2. Term. Notwithstanding Section 3 of the Agreement, the initial term shall continue until December 31, 2011 unless sooner terminated by either party in accordance with Section 7 of the Agreement.

       3. Bonus. Section 4(b) is hereby deleted and replaced with the following:

       "(b) Executive shall be granted bonuses, in addition to such other bonuses as the Board, in its discretion, may determine, of the following:

              (i) A quarterly bonus equal to 2.5% of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter.

              (ii) An annual bonus payable as soon as practicable after completion of the audit of the Company's annual financial statements equal to 0.1% of the Company's gross sales for the most recent fiscal prior year which exceed 120% of the Company's gross sales for the fiscal year previous thereto.

              (iii) 5% of all gross investments made into the Company that are directly generated and arranged by Executive if the following conditions are satisfied: (i) Executive's sole involvement in the process of obtaining the investment is the introduction of the Company to the potential investors and the Executive does not participate in the recommendation, structuring, negotiation, documentation or selling of the investment, (ii) neither the Company nor the investor are required to pay any commissions, finders fees or similar compensation to any agent, broker, dealer, underwriter or finder in connection with the investment,


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                     and (iii) the Board in its sole discretion determines that the investment qualifies for this bonus and that the bonus may be paid with respect to the investment."


       4. Options. Section 4(c) is hereby deleted and replaced with the following:

       "Executive shall be granted options to purchase 4,000,000 shares of the Company's common stock each year and issued during the first week of each year, with terms and an exercise price of the fair market value of the Company's common stock on the date of grant, as determined in accordance with the Company's Stock Option Plan by the Board or the Committee established pursuant to the Company's Stock Option Plan. Executive may be granted additional options to purchase shares of the Company's common stock as determined from time to time by the Board or such Committee. All options shall be subject to such other terms and conditions as may be determined by the Board or the Committee when such options are granted."

       4. Health Benefit. Section 5(c) of the Agreement is hereby deleted and replaced with the following:

       "100% of all medical insurance premiums, including but not limited to dental and vision insurance, for Executive and his spouse and children up to the age of 22."

       5. Life Insurance. The life insurance specified in section 5(d) of the Agreement shall be increased to $150,000.

       6. Car Allowance. A car allowance of $750 per month to cover fuel and repairs of an automobile.

       7. Other changes. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above to be effective as of the Effective Date.

                                          CIRTRAN CORPORATION


                                          By:   /s/ Iehab Hawatmeh
                                              ----------------------------------
                                                 Name: Iehab Hawatmeh
                                                 Title:   President & CEO

                                          EXECUTIVE:


                                          /s/ Shaher J. Hawatmeh
                                          --------------------------------------
                                          Shaher J. Hawatmeh




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